                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM 8-K
                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

         Date of Report (Date of earliest event reported): March 25,2004

                                -----------------

                                R Wireless, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Georgia           000-32335                58-2558702
       ------------------   ----------------      --------------------
        (State or other       (Commission          (I.R.S. Employer
         Jurisdiction         File Number)        Identification No.)
      of incorporation)


      4210 Columbia Road, Suite 10C, Martinez, GA             30907
    ------------------------------------------------        ----------
      (Address of principal executive offices)              (Zip Code)


     Registrant's telephone number, including area code: 212-534-2202
  --------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         (a) R Wireless, Inc. (the "Company") entered an Agreement to Merge ("Agreement") on March 25, 2005, pursuant to which Freedom Homes, Inc. ("Freedom") is to be merged into the Company's 95% owned subsidiary, Homes By Owners, Inc. ("Homes'), with the sole owner of Freedom having control of the resulting corporation.

         1. The Agreement was entered into on March 25, 2005. The parties to the Agreement are Jim Evans, who owns all the outstanding stock of Freedom; Freedom, a Georgia corporation; the Company; Homes, a Georgia corporation and a 95% subsidiary of the Company, and Robert S. Wilson, acting Chief Operating Officer and owner of 5% of the common stock of Homes. Mr. Wilson is the holder of an option to purchase 294,341 shares of the common stock of the Company at $.01 per share, his wife owns 20,000 shares of the common Stock of the Company and he formerly was Chairman and CEO of the Company.

         2. Under the Agreement Freedom is to be merged into Homes, in a statutory merger under Georgia law, which will qualify as a tax-free reorganization for Federal and Georgia tax purposes, with the resulting corporation named Freedom Homes, Inc. Upon the Merger, Mr. Evans will receive 4,100,000 shares (63.08%) of the resulting corporation, the Company will receive 2,100,000 shares (32.31%) and Mr. Wilson will receive 300,000 shares (4.61%). Mr. Wilson will become Chairman of the resulting corporation and Mr. Evans will become President and Chief Executive Officer.

         All parties to the Agreement will use their best efforts to cause at least 50% (and possibly all) of the 2,100,000 shares of the resulting corporation owned by the Company to be spun off to its shareholders. To effect the spin off, the Company will need to comply with the requirements of Georgia corporate law and applicable Federal and State securities laws, compliance with which cannot be assured. Holders of currently outstanding shares of the Company will have the benefit of the spin off, if it is effected. The Company may take steps to limit the availability of the spin off to the holders of shares issued hereafter.

         Freedom is a manufactured housing retailer, selling mobile and modular homes in Richmond and Columbia counties in Georgia and Aiken county in South Carolina. Homes publishes and distributes a periodic magazine, FOR SALE BY OWNER, which lists residential properties for sale by their owners in the Augusta, Georgia/Aiken, South Carolina metropolitan areas and contains advertisements, most, but not all, of which relate to the real estate business. The magazine would complement the operations of Freedom and serve as an advertising media for Freedom.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER      DESCRIPTION
---------------     ------------------------------------------------------------
10.4                Agreement to Merge dated March 25, 2005 between Jim Evans;
                    Freedom Homes, Inc.; R Wireless, Inc.; Homes by Owners,
                    Inc., and Robert S. Wilson

99.4                Press Release as to Agreement to Merge dated March 30, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          R Wireless, Inc.
                                          ------------------------------------
                                          (Registrant)


Date: March 30, 2005                      /s/ Mark Neuhaus
-------------------------------           ------------------------------------
                                          Mark Neuhaus
                                          Chief Executive Officer and Chairman
                                          of the Board of Directors